Exhibit 2.8

FIRST AMENDMENT

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated effective November 9, 2021 (the “Effective Date”), by and among WDB Holdings MI, Inc., a Delaware corporation (“Buyer”), 3 State Park, LLC, a Michigan limited liability company (“3 State Park”), AEY Thrive, LLC, a Michigan limited liability company (“AEY Thrive”), AEY Holdings, LLC, a Michigan limited liability company (“AEY Holdings”), AEY Capital, LLC, a Michigan limited liability company (“AEY Capital,” together with, 3 State Park, AEY Thrive and AEY Holdings, the “Companies” and each, individually, a “Company”), REDACTED, an individual resident of the State of Michigan (the “Seller”), and for the limited purpose set forth in the MIPA (as defined below) Gage Growth Corp., a Canadian corporation (“Gage”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the MIPA. The Companies, Seller, Buyer and Gage may be referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Parties entered into that certain Membership Interest Purchase Agreement, dated effective as of August 31, 2021 (the “MIPA”).

WHEREAS, Section 2.3(c)(viii) of the MIPA provides that Thrive Enterprises, LLC, a Michigan limited liability company (“Thrive Enterprises”), a wholly-owned subsidiary of AEY Capital would obtain consents, approvals, copies of amendments and all other such confirmatory evidence of transfer approval for those Cannabis Licenses representing seventy percent (70%) or more of the rolling three (3) month average of gross revenue of Gage, measured as of the close of the month financials for the month immediately prior to such First Closing, prepared on a basis that is consistent with past practice and accounting standards (the “Permit Reorganization”);

WHEREAS, Parties agree that including AEY Holdings along with Thrive Enterprises as a party holding Cannabis Licenses as part of the Permit Reorganization may expedite the First Closing (the “AEY Holdings Inclusion”);

WHEREAS, Parties agree that except for the AEY Holdings Inclusion, the Permit Reorganization and remainder of the MIPA remain integral to the agreement of the Parties; and

WHEREAS, Section 12.2 of the MIPA requires any waiver or amendment to the Purchase Agreement must be in a writing signed by all Parties.

NOW, THEREFORE, in consideration of these premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agrees as follow:

SECTION 1.          Amendment. Effective as of the Effective Date:

(a)	Section 2.3(c)(viii) is amended by adding “and AEY Holdings” to all references to Thrive Enterprises.

(b)	Section 7.1(b) is amended by adding “and AEY Holdings” to all references to Thrive Enterprises.

SECTION 2. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

SECTION 3.          Further Assurances. Parties agree to execute and deliver any additional documents and instruments and to perform any additional acts necessary or appropriate to effectuate the provisions of this Amendment.

SECTION 4.         Miscellaneous. Except as expressly amended hereby, the MIPA, and all rights and obligations of the Parties thereunder, shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

THE PARTIES HERETO have executed and delivered this Amendment to each other through their duly authorized representatives effective as of the date first written above.

BUYER:

WDB Holdings MI, Inc.,
a Delaware corporation

By: “Keith Stauffer”
Keith Stauffer
Chief Financial Officer

[Signature Page 1 of 2]

[Signature Page to 1st Amendment to Membership Interest Purchase Agreement]

THE PARTIES HERETO have executed and delivered this Amendment to each other through their duly authorized representatives effective as of the date first written above.

SELLER:

By:	“REDACTED”
REDACTED

COMPANIES:

3 STATE PARK, LLC,
a Michigan limited liability company

By:	“REDACTED”
REDACTED
Sole Member

AEY THRIVE, LLC,
a Michigan limited liability company

By:	“REDACTED”
REDACTED
Sole Member

AEY HOLDINGS, LLC,
a Michigan limited liability company

By:	“REDACTED”
REDACTED
Sole Member

AEY CAPITAL, LLC,
a Michigan limited liability company

By:	“REDACTED”
REDACTED
Sole Member

For the limited purpose of Sections 2.3(c)(vii) and 11.6 of the MIPA:

GAGE GROWTH CORP.,
a Canadian corporation

By:	“Fabian Monaco”
Fabian Monaco
Chief Executive Officer

[Signature Page 2 of 2]

[Signature Page to 1st Amendment to Membership Interest Purchase Agreement]